EXHIBIT 16


Lord Abbett U.S. Government Securities Fund
         Post Effective Amendment No. 58

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions for:

         Periods Ending November 30, 1995

         One                                Five                    Ten
         Year                               Years                  Years

         P(1+T)N= ERV,

         WHERE:

         P = $1,000                         P = $1,000              P = $1,000

         N = 1                              N = 5                   N = 10

         ERV = $1,094                       ERV = $1,449            ERV = $2,266



                         T = Average annual total return


1000(1+T)1       =  $1,094    1000(1+T)5 = $1,449    1000(1+T)10  = $2,266


      (1+T)1     = 1094         (1+T)5   = 1494    1+T)10   =    2266
                   ----                    ----                  ----
                    1000                   1000                  1000


      (1+T)      = 1094         (1+T)   = (1494).20  (1+T)  =  (2266)10
                   ----                    -----               ------
                    1000                   (1000)              (1000)


       T      = 1094-1             T   = (1494).20-1      T =   (2266)10-1
                ----                     ------                 ------
                1000                     (1000)                 (1000)


T      = 9.40%                   T   =  7.70              T  =  8.52%







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                                                          EXHIBIT 16



Calculation of yield appearing in the Statement of Additional Information for the Lord Abbett U. S. Government Securities Fund Post-Effective Amendment No. 58 on Form N-1A.



                                  YIELD FORMULA

                                 For the 30 Days
                             Ended November 30, 1995

                      YIELD =  2[( a-b +1)6-1]   =  4.98%
                                     cd

Where:        a = Fund dividends and interest earned during the
                              period in the amount of $16,453,945

              b = Fund expenses accrued for the period (net of
                  reimbursements) in the amount of $2,234,947

              c =  the  average   daily   number  of  Fund  shares
                   outstanding during the period that were entitled to receive dividends were 1,205,006,527

              d = the maximum offering price per Fund share on
                   the last day of the period was $2.87